CERTIFICATE OF INCORPORATION WITH RESPECT TO
                                VENTOABREGO, S.L.

THE UNDERSIGNED, CESAR RODRIGUEZ, ATTORNEY-AT-LAW, OFFICIATING UNDER SPANISH BAR ASSOCIATION, DECLARES THAT:

     1.- VENTOABREGO, S.L. HEREINAFTER REFERRED TO AS THE "COMPANY" IS A CLOSED COMPANY WITH LIMITED LIABILITY, ORGANISED UNDER THE LAWS OF SPAIN, HAVING ITS REGISTERED OFFICE AT CARROCEIROS, PARROQUIA AS NEVES, ORTIGUEIRA, CORUNA, GALICIA AND HAVING ITS OFFICES AT SUCH PLACE, AND BEING REGISTERED IN THE MERCANTILE REGISTER OF CORUNA ON PAGE C-23.642 OF VOLUME 2289 (GENERAL ARCHIVE SECTION), FOLIO 207.

     2.- ACCORDING TO THE REGISTRATION OF THE AFOREMENTIONED MERCANTILE REGISTER, THE ARTICLES OF ASSOCIATION OF THE COMPANY HAVE NOT BEEN AMENDED SINCE THE INCORPORATION OF THE COMPANY, EXECUTED BEFORE D. EDUARDO MARTIN ALCALDE, CIVIL LAW NOTARY, OFFICIATING IN ALCOBENDAS - MADRID, ON 21 DECEMBER 1999.

     3.- ACCORDING TO ARTICLE 4 OF THE RECENT ARTICLES OF ASSOCIATION OF THE COMPANY, THE PURPOSE OF THE COMPANY IS THE CONSTRUCTION, INSTALLATION AND DEVELOPMENT OF ELECTRICAL ENERGY PRODUCTION SITES, ESPECIALLY THROUGH THE EXPLOITATION OF WIND FARMS. THE LISTED ACTIVITIES CAN BE DEVELOPED INDIRECTLY, TOTALLY OR PARTIALLY, THROUGH PARTICIPATION IN OTHER COMPANIES WITH ANALOGOUS OR IDENTICAL OBJECT.

     4.- THE COMPANY CAN GIVE SECURITIES FOR DEBTS OF GROUP-COMPANIES AND OF ITS SHAREHOLDERS.

     5.- THE COMPANY CAN PARTICIPATE IN, MANAGE AND FINANCE THESE ENTERPRISES.

     6.-  ACCORDING  TO  THE  REGISTRATION  OF  THE  AFOREMENTIONED   MERCANTILE
     REGISTER, THE DIRECTORS OF THE COMPANY ARE:

          (A) DEREK JOHN SPENCER, BORN ON 29 MAY 1941, MARRIED, OF BRITISH NATIONALITY, RESIDING AT 23 PASEO DE LA CASTELLANA, 1ST FLOOR, MADRID.

          (B) MARIA GARCIA ARGUELLES, BORN ON 21 FEBRUARY 1970, MARRIED, OF SPANISH NATIONALITY, RESIDING AT 23 PASEO DE LA CASTELLANA, 1ST FLOOR, MADRID.

          (C)  FERNANDO  MOLINA  MARTINEZ,   MARRIED,  OF  SPANISH  NATIONALITY,
               RESIDING AT 19 CALLE NAVARRA, AGUSTIN DE GUADALIX, MADRID.

          (D) FERNANDO MOLINA RODRIGUEZ, MARRIED, OF SPANISH NATIONALITY, RESIDING AT 82 CALLE EDUARDO PONDAL, PONTEVEDRA.


SIGNED IN MADRID ON 24 APRIL 2000

FDO. CESAR RODRIGUEZ GONZALEZ
OVIEDO BAR ASSOCIATION (SPAIN), N(0) 3.133